EXHIBIT 5.1
                                                                   -----------



                                                          May 26, 2006


Re: Pengrowth Energy Trust
Registration Statement on Form F-10


         We hereby consent to the references to our firm under the caption "Part IV - Matters To Be Considered at the Trust Meeting - Amendments to the Trust Indenture to Provide for the Consolidation of the Trust's Dual Class Structure" in the Information Circular - Proxy Statement included in Part I of this Registration Statement on Form F-10. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933 or the rules and regulations thereunder.

                                              Very truly yours,


                                              /s/ Bennett Jones LLP
                                              -------------------------
                                              BENNETT JONES LLP